Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The unaudited pro forma condensed financial information and explanatory notes of Quiksilver, Inc. (the “Company” or “Quiksilver”) set forth below give effect to the acquisition of Skis Rossignol S.A. (“Rossignol”) and related financings, including the Company’s $400 million senior notes due 2015 (“Senior Notes”) and it’s revolving credit facility (“Credit Facility”). This information is intended to give a better understanding of what the Company’s business combined with the business of Rossignol might have looked like if the acquisition and the financings had occurred on (1) November 1, 2003, the first day of the fiscal period for which unaudited pro forma condensed combined financial information is presented with respect to statement of operations data, and (2) April 30, 2005 with respect to balance sheet data.
The unaudited pro forma condensed combined statements of operations do not purport to represent what Quiksilver’s results of operations actually would have been if the events described above had occurred as of the dates indicated, or what such results would be for any future periods. The excess of the fair value of the consideration paid over the net tangible assets acquired has been allocated by Quiksilver management to trademarks, other identifiable intangible assets and goodwill. The values and allocations are preliminary and subject to change and may be adjusted upon completion of Quiksilver management’s final valuation analysis. The unaudited pro forma condensed combined financial information does not reflect potential cost savings opportunities, including the elimination of duplicative selling, general, and administrative expenses; and does not include all adjustments related to pending integration and reorganization decisions to be made. The unaudited pro forma condensed combined financial statements are based upon assumptions and adjustments that the Company believes are reasonable.
The operations of DC Shoes, Inc., a wholly-owned subsidiary of the Company, are only included since the date of its acquisition, May 1, 2004. The Company does not give pro forma effect for periods prior to its acquisition because it is not required to be reflected in these pro forma financial statements.
The Company reports its financial information on the basis of an October 31 fiscal year and Rossignol reports its financial information on the basis of a March 31 fiscal year. The unaudited pro forma condensed combined statement of operations for the twelve months ended October 31, 2004 includes Quiksilver’s audited historical results of operations for its fiscal year ended October 31, 2004 and Rossignol’s unaudited historical results of operations for the twelve months ended September 30, 2004. Rossignol’s unaudited historical results of operations for the twelve months ended September 30, 2004 are calculated by subtracting its unaudited data for the six months ended September 30, 2003 from its audited data for the year ended March 31, 2004 and then adding the appropriate unaudited data for the six months ended September 30, 2004. The unaudited pro forma condensed combined statements of operations for the six months ended April 30, 2005 include Quiksilver’s unaudited historical results of operations for the six months ended April 30, 2005 and Rossignol’s unaudited historical results of operations for the six months ended March 31, 2005. The unaudited pro forma condensed combined balance sheet as of April 30, 2005 includes Quiksilver’s unaudited historical balance sheet at April 30, 2005 and Rossignol’s audited historical balance sheet at March 31, 2005. The Company translated the statements of operations for Rossignol from euros to U.S. dollars at the average exchange rate during the periods presented, and translated the March 31, 2005 balance sheet for Rossignol at the spot rate at that time. Rossignol intends to change its fiscal year to end on October 31.
These unaudited pro forma condensed combined financial statements are presented based on the assumptions and adjustments described in the accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF APRIL 30, 2005

	Quiksilver	Rossignol			Quiksilver
	April 30,	March 31,	Pro forma		Pro forma
(in thousands)	2005	2005	adjustments		combined

Assets
Current assets:
Cash and cash equivalents	$68,009	$67,574	$—		$135,583
Trade accounts receivable, net	342,035	140,075	—		482,110
Other receivables	22,869	13,163	—		36,032
Inventories	177,842	153,978	400	(1)	332,220
Deferred income taxes	25,466	2,338	—		27,804
Deposit on planned acquisition	59,085	—	(59,085	) (2)	—
Prepaid expenses and other current assets	23,649	9,225	1,238	(3)	34,112

Total current assets	718,955	386,353	(57,447)		1,047,861
Fixed assets, net	130,695	86,643	36,544	(1)	253,882
Intangible assets, net	123,255	17,997	(17,997	) (4)
			113,300	(5)	236,555
Goodwill	172,738	2,615	(2,615	) (4)
			153,375	(5)	326,113
Deferred income taxes	2,279	—	2,832	(8)	5,111
Other assets	17,994	3,077	11,137	(3)	32,208

Total assets	$1,165,916	$496,685	$239,129		$1,901,730

Liabilities and stockholders’ equity
Current liabilities:
Lines of credit	$24,025	$110,215	$—		$134,240
Accounts payable	110,492	87,060	—		197,552
Accrued liabilities	56,248	57,577	5,247	(6)
			1,980	(7)	121,052
Current portion of long-term debt.	9,148	68,495	—		77,643
Deferred income taxes	—	170	—		170
Income taxes payable	20,977	4,119	—		25,096

Total current liabilities	220,890	327,636	7,227		555,753
Long-term debt	269,514	68,457	238,380	(2)	576,351
Deferred income taxes	21,855	3,380	48,385	(8)	73,620

Total liabilities	512,259	399,473	293,992		1,205,724
Minority interest	—	14,459	(14,459	) (4)
			13,442	(9)	13,442
Common stock	1,213	64,311	(64,311	) (4)
			22	(10)	1,235
Additional paid-in capital	206,925	2,982	(2,982	) (4)
			28,885	(10)	235,810
Treasury stock	(6,778)	(6,873)	6,873	(4)	(6,778)
Retained earnings	407,804	30,970	(30,970	) (4)	407,804
Accumulated other comprehensive income	44,493	(8,637)	8,637	(4)	44,493

Total stockholders’ equity	653,657	82,753	(53,846)		682,564

Total liabilities and stockholders’ equity	$1,165,916	$496,685	$239,129		$1,901,730

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED APRIL 30, 2005

	Quiksilver	Rossignol			Quiksilver
					Pro forma
	Six months	Six months			combined
	ended	ended			six months
	April 30,	March 31,	Pro forma		ended
(in thousands, except per share data)	2005	2005	adjustments		April 30, 2005

Revenues, net	$769,713	$360,635	$—		$1,130,348
Cost of goods sold	423,442	215,604	(261	) (11)
			557	(11)	639,342

Gross profit	346,271	145,031	(296)		491,006

Selling, general and administrative expense	268,797	139,950	(403	) (11)
			698	(11)	409,042

Operating income	77,474	5,081	(591)		81,964
Interest expense	5,058	5,131	12,666	(12)	22,855
Foreign currency loss	175	19,118	—		19,293
Minority interest	—	1,359	—		1,359
Other expense	145	—	—		145

Income (loss) before provision for income taxes	72,096	(20,527)	(13,257)		38,312
Provision (benefit) for income taxes	23,215	10,338	(5,303	) (13)	28,250

Net income (loss)	$48,881	$(30,865)	$(7,954)		$10,062

Net income per share	$0.41				$0.08

Net income per share, assuming dilution	$0.40				$0.08

Weighted average common shares outstanding	117,877		2,150	(10)	120,027
Weighted average common shares outstanding, assuming dilution	123,448		2,150	(10)	125,598

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 2004

	Quiksilver	Rossignol			Quiksilver
					Pro forma
		Twelve months			combined twelve
	Year ended	ended	Pro		months ended
	October 31,	September 30,	forma		October 31,
(in thousands, except per share data)	2004	2004	adjustments		2004

Revenues, net	$1,266,939	$559,071	$—		$1,826,010
Cost of goods sold	688,780	313,243	(665	) (11)
			1,114	(11)	1,002,472

Gross profit	578,159	245,828	(449)		823,538
Selling, general and administrative expense	446,221	251,654	(700	) (11)
			1,395	(11)	698,570

Operating income (loss)	131,938	(5,826)	(1,144)		124,968
Interest expense	6,390	9,289	25,935	(12)	41,614
Foreign currency loss (gain)	2,861	(7,110)	—		(4,249)
Minority interest	—	2,607	—		2,607
Other expense	695	—	—		695

Income (loss) before provision for income taxes	121,992	(10,612)	(27,079)		84,301
Provision (benefit) for income taxes	40,623	1,874	(10,832	) (13)	31,665

Net income (loss)	$81,369	$(12,486)	$(16,247)		$52,636

Net income per share	$0.71				$0.45

Net income per share, assuming dilution	$0.68				$0.43

Weighted average common shares outstanding	114,388		2,150	(10)	116,538
Weighted average common shares outstanding, assuming dilution	119,288		2,150	(10)	121,438

NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (UNAUDITED)
Basis of presentation
The unaudited pro forma condensed combined financial statements included herein assume that Quiksilver will acquire 100% of Rossignol.
The preparation of unaudited pro forma condensed combined financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the reported dates of the unaudited pro forma condensed combined financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.
The following sets forth the adjustments contained in the unaudited pro forma condensed combined financial data:
(1)	Reflects fair value adjustments to certain tangible assets (refer to footnote 5).

(2)	Assumes the acquisition of 100% of Rossignol and reflects the sources and uses of cash in connection with the Rossignol acquisition as if the acquisition occurred on April 30, 2005 along with the refinancing of existing indebtedness as follows:

(in thousands)	Cash	Long-term debt

Net proceeds of the Senior Notes	$387,625	$400,000
Release of deposit on Rossignol acquisition	59,085
Deferred purchase price obligation		34,087
Cash used for Rossignol acquisition	(237,223)
Cash paid for acquisition costs	(13,780)
Cash to repay existing indebtedness	(195,707)	(195,707)

	$—	$238,380

(3)	Reflects estimated costs and fees capitalized in connection with the Senior Notes offering of approximately $12.4 million needed to finance this acquisition.

(4)	Represents the elimination of Rossignol’s existing intangible assets, goodwill, minority interest, common stock, additional paid-in capital, treasury stock, retained earnings, and other comprehensive income related to foreign currency translation and derivative activities, as a result of the application of purchase accounting.

(5)	Fair value adjustments made herein and the allocation of excess purchase price is preliminary. The final allocation will be based on estimates and appraisals that will be finalized within one year of the closing of the Rossignol acquisition and based on the Company’s final evaluation of Rossignol’s assets and liabilities, including both tangible and intangible assets. The final allocation of purchase price and the resulting effect on net income may differ significantly from the pro forma amounts included herein. If the Company’s final purchase price allocation differs from the allocation used in preparing these pro forma financial statements, our pro forma tangible and intangible assets and pro forma net income could be significantly higher or lower. Pro forma adjustments include allocations to trademarks, patents, customer relationships and athlete contracts with lives ranging from 2 to 20 years. Goodwill represents the excess purchase price after all other intangible assets have been identified. Components of the estimated purchase price and the estimated allocations thereof are as follows:

(in thousands)

Cash	$237,223
Quiksilver, Inc. common stock	28,907
Deferred purchase price	34,087
Fair Value of Rossignol stock options assumed	1,980
Acquisition costs	13,780

Total purchase price	315,977

(in thousands)

Cash acquired	$67,574
Inventories	154,378
Accounts receivable	140,075
Other current assets	22,388
Fixed assets	123,187
Deferred income taxes	5,170
Other assets	3,077
Customer relationships (20 years)	8,900
Patents (7 years)	7,800
Athlete contracts (2 years)	1,900
Trademarks	94,700
Goodwill	153,375

Total assets acquired	782,524

Other liabilities	154,003
Long term debt and lines of credit	247,167
Deferred income taxes	51,935
Minority interest	13,442

Net assets acquired	$315,977

(6)	Represents a liability of $5.2 million for certain obligations under the Company’s Rossignol Integration Plan (the “Plan”) including employee relocation and severance costs, moving costs, and other costs related primarily to the relocation of the Company’s wintersports equipment sales and distribution operations in the United States. The Plan covers the global operations of Rossignol but has not been finalized as it relates to facilities outside of the United States. The Company’s estimates of expected costs related to the U.S. aspects of the Plan also may change. Accordingly, as uncertainties related to the Plan are resolved, additional liabilities related to facility relocations, the elimination of nonstrategic business activities and duplicate functions, and other related costs could be recognized. These uncertainties are expected to be resolved within one year of the consummation date of the acquisition, and when determined, additional liabilities could be significant and would be recorded as adjustments to goodwill.
(7)	Represents a liability recorded for the estimated fair value of Quiksilver’s obligation to purchase 144,800 shares upon exercise of fully vested stock options in Rossignol. When exercised, these options will be purchased by the Company.

(8)	Reflects adjustments to deferred tax assets and liabilities related primarily to identifiable intangibles that are estimated to arise as part of the Rossignol acquisition.

(9)	Reflects the 36% minority interest in Roger Cleveland Golf Company, Inc. (“Roger Cleveland”), a subsidiary of Rossignol, of $13.4 million. The Company’s acquisition of a majority interest in Roger Cleveland will be accounted for as a step acquisition for financial accounting purposes.

(10)	Represents 2,150,038 shares of Quiksilver common stock issued in connection with the Rossignol acquisition, the value of which is based on its quoted market price for five days before and after the announcement date, discounted to reflect the estimated effect of restrictions on resale. These shares are assumed outstanding since November 1, 2003, for purposes of calculating pro forma earnings per share.

(11)	Represents the elimination of Rossignol’s historical amortization of intangible assets and the addition of estimated amortization of intangibles established based on our preliminary valuation estimates and appraisals. The intangibles, as described in note 5 above, have estimated useful lives ranging from 2 to 20 years. Estimated patent amortization expense is included in cost of goods sold and amortization of other intangible assets is included in selling, general and administrative expenses.

(12)	Reflects the increase in interest expense for the periods presented resulting from the issuance of the notes at an interest rate of 6.875% and interest on the deferred purchase price obligation at Euribor plus a margin of 2.35%. These adjustments also reflect the borrowing costs of our Credit Facility and the amortization of debt issuance costs of the Senior Notes and the Credit Facility over ten and five years, respectively. The interest expense related to the amortization of debt issuance costs on our prior Credit Facility was reversed. Following is a summary of the pro forma interest rate adjustments:

	Six months ended	Year ended
(in thousands)	April 30, 2005	October 31, 2004

Interest on the Senior Notes	$13,750	$27,500
Interest on the Credit Facility	2,119	2,142
Interest on deferred purchase price obligation	764	1,520
Interest adjustment for refinanced debt	(4,492)	(7,044)
Amortization of new deferred financing fees	1,059	2,118
Reversal of previous deferred financing fee amortization	(534)	(301)

Total interest expense adjustment	$12,666	$25,935

(13)	Reflects the pro forma income tax effect for all other pro forma adjustments at 40%.